SUBORDINATION AND INTERCREDITOR AGREEMENT

THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of February 3, 2006, by and among Robert P. Dowski (“Subordinated Creditor”), The Allied Defense Group, Inc., a Delaware corporation (“Company”), Patriot Capital Funding LLC I, a Delaware limited liability company, as successor in interest to Wilton Funding, LLC, a Delaware limited liability company (“Lender”).

R E C I T A L S

A. Company and Lender have entered into a Credit Agreement dated as of May 28, 2004, as amended (as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which, among other things, Lender has agreed, subject to the terms and conditions set forth in the Credit Agreement, to make certain loans and financial accommodations to Company.

B. Company desires to obtain from Subordinated Creditor a short term loan in an amount not to exceed $2,000,000.00 (“Subordinated Indebtedness”) and to execute and deliver to Subordinated Creditor a Term Loan Promissory Note of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time as permitted hereunder, the “Subordinated Note”).

D. As required by the Credit Agreement, the Company has requested the consent of the Lender to obtain the Subordinated Indebtedness and to execute and deliver the Subordinated Note; the Lender has agreed to provide its consent on the condition that the Subordinated Creditor and the Company execute and deliver this Agreement in order to set forth the relative rights and priorities of the Lender and Subordinated Creditor under the Senior Indebtedness and the Subordinated Indebtedness.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings in this Agreement:

"Enforcement Action” means, with respect to the Subordinated Indebtedness, any action to collect all or any portion of the Subordinated Indebtedness, to accelerate the Subordinated Indebtedness or to enforce any of the rights and remedies of the holder of the Subordinated Note, either at law or in equity, including, but not limited to: (i) commencing or pursuing legal proceedings to collect any amounts owed with respect to the Subordinated Indebtedness; (ii) execution upon, or otherwise enforcing any judgment obtained with respect to amounts owed on the Subordinated Indebtedness; or (iii) commencing or pursuing any judicial or non-judicial proceedings with respect to the Subordinated Indebtedness to foreclose upon, or to acquire title in lieu of foreclosure as to, all or any portion of the assets of Company.

"Finally Paid” or “Final Payment,” when used in connection with the Senior Indebtedness, shall mean the full, final and indefeasible payment of all of the Senior Indebtedness, and the irrevocable termination of Lender’s obligation to make loans or other advances under the Credit Agreement .

"Lender” shall mean Patriot Capital Funding LLC I.

"Senior Indebtedness” shall mean the liabilities, obligations and other indebtedness of Company under the Credit Agreement and all ancillary documents, including, without limitation, any interest accruing on such liabilities, obligations and other indebtedness after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

"Senior Loan Documents” shall mean the Credit Agreement and any documents, agreements and instruments executed and delivered in connection therewith, and upon any refinance of the liabilities, obligations and other indebtedness thereunder, such documents, agreements and instruments evidencing such refinance.

"Person” shall mean any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

"Proceeding” shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

"Senior Event of Default” shall mean any “event of default” as defined in any Senior Loan Document that has not been waived in writing by Lender.

2. Subordination.

2.1. Subordination of Subordinated Indebtedness to Senior Indebtedness. Company covenants and agrees, and Subordinated Creditor by its acceptance of the Subordinated Note (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, notwithstanding anything to the contrary contained in the Subordinated Note, that the payment of any and all of the Subordinated Indebtedness shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the payment in full of the Senior Indebtedness. Each holder of Senior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Agreement.

2.2. Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving Company or any of its subsidiaries, (i) all Senior Indebtedness first shall be Finally Paid before any payment of or with respect to the Subordinated Indebtedness shall be made; and (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Lender until all Senior Indebtedness is Finally Paid. The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions hereof shall continue to govern the relative rights and priorities of Lender and Subordinated Creditor even if all or part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and the terms hereof shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of the Senior Indebtedness or any representative of such holder.

2.3. Subordinated Indebtedness Payment Restrictions. No payment (whether made in cash, by payment-in-kind, the issuance of securities or the distribution of any property) of principal, interest or any other amount due with respect to the Subordinated Indebtedness shall be made or received, and Subordinated Creditor shall not exercise any right of set-off or recoupment with respect to the Subordinated Indebtedness, until all of the Senior Indebtedness is Finally Paid.

2.4. Incorrect Payments. If any payment not permitted hereunder is received by Subordinated Creditor on account of the Subordinated Indebtedness before all Senior Indebtedness is Finally Paid, such payment shall not be commingled with any asset of Subordinated Creditor, shall be held in trust by Subordinated Creditor for the benefit of Lender and shall be paid over to Lender, or its designated representative, for application to the payment of the Senior Indebtedness then remaining unpaid, until all of the Senior Indebtedness is Finally Paid.

2.5. Prohibition on Action by Subordinated Creditor. Until the Senior Indebtedness is Finally Paid, Subordinated Creditor shall not take any Enforcement Action; provided, that Subordinated Creditor may commence and pursue legal proceedings to collect any payment following 180 days prior written notice to Lender of its intent do so (but under no circumstances may Subordinated Creditor accelerate the Subordinated Indebtedness under this proviso and Subordinated Creditor shall not commence any such action, and shall cease any action commenced, if a Senior Event of Default exists in the payment of any of the Senior Indebtedness). Further, until the Senior Indebtedness is Finally Paid, Subordinated Creditor shall not obtain any guaranties, credit support or liens with respect to the Subordinated Indebtedness.

2.6. Continued Effectiveness; Third Party Beneficiaries. The terms hereof, the subordination effected hereby, and the rights and the obligations of Subordinated Creditor and Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to any Credit Agreement or the Subordinated Note; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Indebtedness or the Subordinated Indebtedness or any of the instruments or documents referred to in clause (a) above. Each holder of Senior Indebtedness shall be deemed to be a third party beneficiary of the terms and conditions set forth in this Agreement and, until all Senior Indebtedness has been Finally Paid, none of such terms and conditions may be modified, rescinded or canceled without the prior written consent of Lender.

2.7. Modifications to Subordinated Note. Until the Senior Indebtedness has been Finally Paid, Subordinated Creditor agrees that the Subordinated Note shall not, without the prior written consent of Lender, be amended, modified or supplemented.

2.8. Legends. Until the termination of this Agreement in accordance with Section 13 hereof, Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Note, as well as any replacements thereof, the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination and Intercreditor Agreement (the “Subordination Agreement”) dated as of February 3, 2006 among Robert P. Dowski, The Allied Defense Group, Inc. and Patriot Capital Funding LLC I; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

3. Representations and Warranties of Subordinated Creditor. Subordinated Creditor hereby represents and warrants to Lender that as of the date hereof: (a) Subordinated Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action; (b) the execution of this Agreement by Subordinated Creditor will not violate or conflict with any material agreement binding upon Subordinated Creditor or any law, regulation or order or require any consent or approval which has not been obtained; (c) this Agreement is the legal, valid and binding obligation of Subordinated Creditor, enforceable against Subordinated Creditor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles; (d) Subordinated Creditor is the sole owner of record of the Subordinated Note and the Subordinated Indebtedness; and (e) the Subordinated Indebtedness is, and at all times prior to the termination of this Agreement shall remain, an unsecured obligation of Company.

4. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Lender and Subordinated Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

5. Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

6. Notices. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (New York time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows: (A) if to Subordinated Creditor: Robert P. Dowski, The Allied Defense Group, Inc, 8000 Towers Crescent Drive, Suite 260, Vienna, Virginia 22182; (B) if to Company: The Allied Defense Group, Inc., 8000 Towers Crescent Drive, Suite 260, Vienna Virginia 22182, Attn: Chief Executive Officer; and (C) if to Lender: Patriot Capital Funding LLC I, 274 Riverside Avenue First Floor, Westport CT 06880;

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 6.

7. Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Lender, Subordinated Creditor and the Company. To the extent permitted under the Senior Loan Documents, Lender may, from time to time, without notice to Subordinated Creditor, assign or transfer any or all of the Senior Indebtedness or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Indebtedness shall, subject to the terms hereof, be and remain Senior Indebtedness for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Indebtedness, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. Subordinated Creditor further agrees that it will, at the request of Lender, enter into an agreement, in the form of this Agreement, mutatis mutandis, with any party that refinances any Senior Indebtedness; provided, that the failure of Subordinated Creditor to execute such an agreement shall not affect such party’s right to rely on and enforce the terms of this Agreement. Subordinated Creditor agrees that it shall not assign or transfer any of the Subordinated Indebtedness without the prior consent of Lender unless any assignee signs a counterpart of this Agreement pursuant to which such assignee agrees to be bound by all of the provisions of this Agreement as if it had originally executed this Agreement as Subordinated Creditor..

8. Relative Rights. This Agreement shall define the relative rights of Lender and Subordinated Creditor. Nothing in this Agreement shall (a) impair, as among Company, Lender and as between Company and Subordinated Creditor, the obligations of Company with respect to the payment of the Senior Indebtedness and the Subordinated Indebtedness in accordance with their respective terms or (b) affect the relative rights of Lender or Subordinated Creditor with respect to any other creditors of Company.

9. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of the Subordinated Note, the provisions of this Agreement shall control and govern.

10. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

13. Continuation of Subordination; Termination of Agreement. This Agreement shall remain in full force and effect until all the Senior Indebtedness has been Finally Paid after which this Agreement shall terminate without further action on the part of the parties hereto.

14. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

15. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE 10 DAYS AFTER THE SAME HAS BEEN POSTED.

16. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SUBORDINATED NOTE OR ANY OF THE SENIOR LOAN DOCUMENTS. EACH OF SUBORDINATED CREDITOR, COMPANY AND LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Robert P. Dowski THE ALLIED DEFENSE GROUP, INC, a Delaware corporation By Its PATRIOT CAPITAL FUNDING LLC I, a Delaware limited liability company By Its

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